II-VI INCORPORATED
                     375 Saxonburg Boulevard
                  Saxonburg, Pennsylvania 16056

                        October 7, 1999

Via Federal Express and Facsimile
---------------------------------

Laser Power Corporation
12777 High Bluff Drive
San Diego, CA  92130
Attention:  Secretary

Ladies and Gentlemen:

     Pursuant to Article III, Section 5(C) of the Amended and Restated Bylaws of Laser Power Corporation (the "Company"), the undersigned hereby gives notice of its intention to nominate seven
(7) directors at the 2000 Annual Meeting of Stockholders of the Company. The names and other information required by Article III,
Section 5(C) for such nominees is set forth on Appendix A hereto. Except for Mr. Sharman, each of the nominees named has indicated to the undersigned his consent to serve if elected. The written consents of Messrs. Johnson, Bohlen, Sognefest and Martinelli are attached to Appendix B hereto. Mr. Kramer has indicated his consent verbally. His written consent will follow under separate cover. Information regarding the undersigned required by Article III,
Section 5(C) is also set forth on Appendix C hereto.

     The undersigned is the beneficial owner of 1,250,100 shares of the Company's common stock, with a total market value of $3,359,643.75 as of the market close on September 29, 1999, and the record holder of 100 of such shares. Attached is evidence of the undersigned's beneficial ownership of such shares. The undersigned further affirms that it has beneficially held 100 of these shares since June 17, 1999 and 1,250,000 of these shares since September 21, 1999. Finally, the undersigned represents that it will continue to hold at least 100 shares of the Company's common stock through the time of the Annual Meeting.

     The undersigned has a material interest in these nominations. As more fully described in the undersigned's Schedule 13D with respect to its ownership of the Company's common stock, a copy of which Schedule 13D was previously sent to you and is on file with the Securities and Exchange Commission, the undersigned is making these nominations in order to facilitate its acquisition of control of the Company.

     If you have any questions or if you need additional information, please call me at (724) 352-4455.

                                           Very truly yours,

                                           II-VI INCORPORATED

                                          By:  /s/ James Martinelli
                                              James Martinelli
                                              Treasurer and Chief
                                               Financial Officer

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

                              Appendix A
                              ----------

                 Nominees for the Board of Directors
                 -----------------------------------

     1.  Carl J. Johnson, age 57, a co-founder of II-VI
Incorporated ("II-VI") in 1971, serves as Chairman, Chief Executive Officer and a Director of II-VI. He served as President of II-VI from 1971 until 1985 and has been a Director since its founding and Chairman since 1985. From 1966 to 1971, Dr. Johnson was Director of Research & Development for Essex International, Inc., an automotive electrical and power distribution products manufacturer. From 1964 to 1966, Dr. Johnson worked at Bell Telephone Laboratories as a member of the technical staff. Dr. Johnson completed his Ph.D. in Electrical Engineering at the University of Illinois in 1969. He holds B.S. and M.S. degrees in Electrical Engineering from Purdue University and Massachusetts Institute of Technology (MIT), respectively. Dr. Johnson serves as a director of Xymox Technology, Inc., Armstrong Laser Technology, Inc. and Applied Electro-Optics Corporation.

     Dr. Johnson has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) within the past 10 years. He owns no shares of capital stock of Laser Power Corporation ("Laser Power") or any of its affiliates either beneficially or of record, nor has he been a party to any contract, arrangement, understanding with any person with respect to securities of Laser Power

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

within the past year.  Further, no
associates of Dr. Johnson own beneficially, directly or indirectly, any securities of Laser Power.

     Dr. Johnson has no business dealings with Laser Power which would require disclosure by Item 404(a) of Regulation S-K. Additionally, neither Dr. Johnson nor any of his associates have any arrangement or understanding with any person with respect to future employment by Laser Power or its affiliates or with respect to any future transactions to which Laser Power or any of its affiliates will or may be a party.

     Dr. Johnson's business address is 375 Saxonburg Boulevard,
Saxonburg, Pennsylvania 16056.

     2.  Francis J. Kramer, age 50, has served as Director of II-
VI since 1989. Mr. Kramer has been employed by II-VI since 1983 and has been its President and Chief Operating Officer since 1985. Mr. Kramer joined II-VI as Vice President and General Manager of Manufacturing and was named Executive Vice President and General Manager of Manufacturing in 1984. Prior to his employment by II-VI, Mr. Kramer was the Director of Operations for the Utility Communications Systems Group of Rockwell International Corp. Mr. Kramer graduated from the University of Pittsburgh in 1971 with a B.S. degree in Industrial Engineering and from Purdue University in 1975 with an M.S. degree in Industrial Administration.

     Mr. Kramer has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) within the past 10 years. He owns no shares of capital stock of Laser Power or any of its affiliates either beneficially or of record, nor has he been a party to any contract, arrangement, understanding with any person with respect to securities of Laser Power within the past year. Further, no associates of Mr. Kramer own beneficially, directly or indirectly, any securities of Laser Power.

     Mr. Kramer has no business dealings with Laser Power which would require disclosure by Item 404(a) of Regulation S-K. Additionally, neither Mr. Kramer nor any of his associates have any arrangement or understanding with any person with respect to future employment by Laser Power or its affiliates or with respect to any future transactions to which Laser Power or any of its affiliates will or may be a party.

     Mr. Kramer's business address is 375 Saxonburg Boulevard,
Saxonburg, Pennsylvania 16056.

     3.  Richard W. Bohlen, age 63, has served as a II-VI
Director since 1984. Mr. Bohlen was Senior Vice President, Operations, Rockwell International Corporation from 1989 to 1991. Previously, he was President of the Measurement and Flow Control Division of Rockwell International Corporation from 1986 to 1988. From 1977 until 1986, he was President of the Municipal and Utility Division at Rockwell. In 1972 he became Director of Technology for Rockwell's Industrial Products Group and served as Corporate Director of Business Strategy from 1973 to 1976. Mr. Bohlen spent the first fifteen years of his career in the aerospace industry with Grumman Corporation and Rockwell International Corporation. He formerly served as director of GF Corporation and as chairman and director of the Pacific Coast Gas Association. Mr. Bohlen holds the B.S., M.S. and M.B.A. degrees from Massachusetts Institute of Technology (MIT), Polytechnic Institute of NY and California State University (Fullerton, California), respectively.

     Mr. Bohlen has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) within the past 10 years. He owns no shares of capital stock of Laser Power or any of its affiliates either beneficially or of record, nor has he been a party to any contract, arrangement, understanding with any person with respect to securities of Laser Power within the past year. Further, no associates of Mr. Bohlen own beneficially, directly or indirectly, any securities of Laser Power.

     Mr. Bohlen has no business dealings with Laser Power which would require disclosure by Item 404(a) of Regulation S-K. Additionally, neither Mr. Bohlen nor any of his associates have any arrangement or understanding with any person with respect to future employment by Laser Power or its affiliates or with respect to any future transactions to which Laser Power or any of its affiliates will or may be a party.

     Mr. Bohlen's business address is c/o II-VI Incorporated, 375
Saxonburg Boulevard, Saxonburg, Pennsylvania 16056.

     4. Peter W. Sognefest, age 58, has served as a Director of II-VI since 1979. Since May 1996, Mr. Sognefest has been President and Chief Executive Officer of Xymox Technology, Inc. From March 1994 until April 1996, he was President and Chief Executive Officer of LH Research, Inc. From 1992 until February 1994, he was President and Chief Executive Officer of IRT Corporation. Until 1992, Mr. Sognefest was Chairman of Digital Appliance Controls, Inc.

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

(DAC; a wholly-owned subsidiary of Emerson Electric Company). He founded DAC in 1984 to design, manufacture and market digital appliance controls and sold the company to Emerson Electric Company in July, 1991. Mr. Sognefest was previously Vice President and General Manager of the Industrial Electronics Division of Motorola, Inc. from 1982 to 1984, having joined Motorola in 1977. From 1967 to 1977, he was with Essex Group, Inc., a wholly-owned subsidiary of United Technologies Corporation, where he held the position of General Manager of Semi-Conductor Operations. Mr. Sognefest holds the B.S. and M.S. degrees in Electrical Engineering from the University of Illinois.

     Mr. Sognefest has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) within the past 10 years. He owns no shares of capital stock of Laser Power or any of its affiliates either beneficially or of record, nor has he been a party to any contract, arrangement, understanding with any person with respect to securities of Laser Power within the past year. Further, no associates of Mr. Sognefest own beneficially, directly or indirectly, any securities of Laser Power.

     Mr. Sognefest has no business dealings with Laser Power which would require disclosure by Item 404(a) of Regulation S-K. Additionally, neither Mr. Sognefest nor any of his associates have any arrangement or understanding with any person with respect to future employment by Laser Power or its affiliates or with respect to any future transactions to which Laser Power or any of its affiliates will or may be a party.

     Mr. Sognefest's business address is 9099 West Dean Road,
Milwaukee, Wisconsin 53224.

     5. Herman E. Reedy, age 56, has been with II-VI since 1977 and is Vice President and General Manager of Quality and Engineering. Previously, Mr. Reedy held positions at II-VI as General Manager of Quality and Engineering, Manager of Quality and Manager of Components. From 1973 until joining II-VI, Mr. Reedy was employed by Essex International, Inc., serving last as Manager, MOS Wafer Process Engineering. Prior to 1973, he was employed by Carnegie Mellon University and previously held positions with Semi-Elements, Inc. and Westinghouse Electric Corporation. Mr. Reedy is a 1975 graduate of the University of Pittsburgh with a B.S. degree in Electrical Engineering.

     Mr. Reedy has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) within the past 10 years. He owns no shares of capital stock of Laser Power or any of its affiliates either beneficially or of record, nor has he been a party to any contract, arrangement, understanding with any person with respect to securities of Laser Power within the past year. Further, no associates of Mr. Reedy own beneficially, directly or indirectly, any securities of Laser Power.

     Mr. Reedy has no business dealings with Laser Power which would require disclosure by Item 404(a) of Regulation S-K. Additionally, neither Mr. Reedy nor any of his associates have any arrangement or understanding with any person with respect to future employment by Laser Power or its affiliates or with respect to any future transactions to which Laser Power or any of its affiliates will or may be a party.

     Mr. Reedy's business address is 375 Saxonburg Boulevard,
Saxonburg, Pennsylvania 16056.

     6. James Martinelli, age 41, has been employed by II-VI since 1986 and has served as Treasurer and Chief Financial Officer and Assistant Secretary since May of 1994. Mr. Martinelli joined II-VI as Accounting Manager and was named Controller in 1990. Prior to his employment with II-VI, Mr. Martinelli was Accounting Manager at Tippins Incorporated and Pennsylvania Engineering Corporation from 1980 to 1985. Mr. Martinelli graduated from Indiana University of Pennsylvania in 1980 with a B.S. degree in Accounting and is a member of the Pennsylvania Institute of Certified Public Accountants.

     Mr. Martinelli has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) within the past 10 years. He owns no shares of capital stock of Laser Power or any of its affiliates either beneficially or of record, nor has he been a party to any contract, arrangement, understanding with any person with respect to securities of Laser Power within the past year. Further, no associates of Mr. Martinelli own beneficially, directly or indirectly, any securities of Laser Power.

     Mr. Martinelli has no business dealings with Laser Power which would require disclosure by Item 404(a) of Regulation S-K. Additionally, neither Mr. Martinelli nor any of his associates have any arrangement or understanding with any person with respect to future employment by Laser Power or its affiliates or with respect to any future transactions to which Laser Power or any of its affiliates will or may be a party.

     Mr. Martinelli's business address is 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056.

     7. Dick Sharman, age 65, has been a director of Laser Power since February 1998 and has been Chief Executive Officer of Laser Power since December 1998. Mr. Sharman was Chairman of the Board, President and Chief Executive Officer of EMI Acquisition Corp. ("EMI") from 1993 until February 1998 and Chairman of the Board of Exotic Materials, Inc. ("Exotic"), a wholly-owned subsidiary of EMI, from 1988 until February 1998. From 1988 until June 1996 and from June 1997 until November 1997, Mr. Sharman also served as President and Chief Executive Officer of Exotic.

     Other information regarding Mr. Sharman is not included herein. Due to the fact that Mr. Sharman is Chief Executive Officer and a director of Laser Power, Laser Power has greater access to this information than does II-VI.

     The residence addresses of Messrs. Johnson, Kramer, Bohlen,
Sognefest, Reedy and Martinelli are being provided under separate cover. We request that Laser Power keep these residence addresses confidential.

     Pursuant to the bylaws of II-VI, II-VI is generally obligated to indemnify each of Messrs. Johnson, Kramer, Bohlen, Sognefest, Reedy and Martinelli if he is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil,

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

criminal, administrative or investigative
(other than an action by or in the right of the corporation) by reason of the fact that he was serving as a director of Laser Power at the request of II-VI against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by each of them in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of II-VI, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     II-VI's bylaws also direct that II-VI indemnify each of Messrs. Johnson, Kramer, Bohlen, Sognefest, Reedy and Martinelli if he is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Laser Power to procure a judgment in its favor by reason of the fact that he was serving as a director of Laser Power at the request of II-VI against expenses (including attorneys' fees) actually and reasonably incurred by him in the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of II-VI and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to II-VI unless and only to the extent that the Court of Common Pleas of the county in which the registered office of II-VI is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Common Pleas or other court shall deem proper.

     In no case shall II-VI indemnify any of Messrs. Johnson, Kramer, Bohlen, Sognefest, Reedy or Martinelli where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

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

                         Appendix B
                         ----------

      Consents of Nominees to Serve as Director, if Elected
      -----------------------------------------------------

                 Consents are attached hereto

                 CONSENT TO SERVE AS DIRECTOR
                              OF
                   LASER POWER CORPORATION


     I understand that II-VI Incorporated intends to nominate me to serve as a director of Laser Power Corporation at the 2000 Annual
Meeting of Stockholders of Laser Power Corporation. I hereby consent to serve, if elected, as a director of Laser Power
Corporation.


                                    By:   /s/ Carl J. Johnson

                                  Name:  Carl J. Johnson

                 CONSENT TO SERVE AS DIRECTOR
                              OF
                   LASER POWER CORPORATION


     I understand that II-VI Incorporated intends to nominate me to serve as a director of Laser Power Corporation at the 2000 Annual
Meeting of Stockholders of Laser Power Corporation. I hereby consent to serve, if elected, as a director of Laser Power
Corporation.


                                    By:  /s/ Richard W. Bohlen

                                  Name:  Richard W. Bohlen

                 CONSENT TO SERVE AS DIRECTOR
                              OF
                   LASER POWER CORPORATION


     I understand that II-VI Incorporated intends to nominate me to serve as a director of Laser Power Corporation at the 2000 Annual
Meeting of Stockholders of Laser Power Corporation. I hereby consent to serve, if elected, as a director of Laser Power
Corporation.


                                    By:  /s/ Peter W. Sognefest

                                  Name:  Peter W. Sognefest

                 CONSENT TO SERVE AS DIRECTOR
                              OF
                   LASER POWER CORPORATION


     I understand that II-VI Incorporated intends to nominate me to serve as a director of Laser Power Corporation at the 2000 Annual
Meeting of Stockholders of Laser Power Corporation. I hereby consent to serve, if elected, as a director of Laser Power
Corporation.


                                    By:  /s/ Herman E. Reedy

                                  Name:  Herman E. Reedy

                 CONSENT TO SERVE AS DIRECTOR
                              OF
                   LASER POWER CORPORATION


     I understand that II-VI Incorporated intends to nominate me to serve as a director of Laser Power Corporation at the 2000 Annual
Meeting of Stockholders of Laser Power Corporation. I hereby consent to serve, if elected, as a director of Laser Power
Corporation.


                                    By:  /s/ James Martinelli

                                    Name:  James Martinelli


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


                             Appendix C
                             ----------

          Information with respect to II-VI Incorporated
          ----------------------------------------------

     II-VI Incorporated is a Pennsylvania corporation ("II-VI").
II-VI's principal executive offices and principal business are located at 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056.

     II-VI designs, manufactures and markets optics and electro-optical components, devices and materials for infrared, near-infrared, visible light, x-ray and gamma-ray instrumentation. II-VI's infrared products are used primarily in high-power CO2 (carbon dioxide) lasers. These lasers are used for industrial processing throughout the world. II-VI manufactures near-infrared and visible-light products for industrial, scientific and medical applications and solid-state (such as YAG and YLF) lasers. II-VI manufactures and markets solid-state x-ray and gamma-ray detector products for the nuclear radiation detection industry. The majority of II-VI's revenues are attributable to the sale of optical components for the industrial laser processing industry.

     II-VI has not been convicted in a criminal proceeding
(excluding traffic violations or similar misdemeanors) within the past 10 years.

     II-VI has no business dealings with Laser Power which would require disclosure by Item 404(a) of Regulation S-K. Additionally, neither II-VI nor any of its associates have any arrangement or understanding with any person with respect to future employment by Laser Power or its affiliates or with respect to any future transactions to which Laser Power or any of its affiliates will or may be a party.

     On June 17, 1999, II-VI purchased 100 shares of Laser Power common stock and on September 21, 1999, II-VI purchased 1,250,000 shares of Laser power common stock. The entire purchase price of the September 21, 1999 purchase, $2,750,000, was financed with borrowed funds, all of which indebtedness remained outstanding as of October 1, 1999.

     II-VI is not, or has not been within the past year, a party to any contract, arrangement or understanding with respect to any securities of Laser Power except that in connection with the September 21, 1999 purchase of Laser Power common stock described above, Proxima Corporation ("Proxima"), which was the seller of the shares of Laser Power common stock to II-VI, was a party to a Registration Rights Agreement dated June 13, 1997 with Laser Power (the "Registration Rights Agreement") pursuant to which Proxima had certain registration rights with respect to such shares. Proxima assigned its rights under the Registration Rights Agreement to II-
VI. A copy of the Registration Rights Agreement was previously provided to Laser Power as Exhibit 4 to II-VI's Schedule 13D filed with the Securities and Exchange Commission and is incorporated herein by reference.

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